UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2017

KKR Financial Holdings LLC
(Exact Name of Registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor, San Francisco, CA	94104
(Address of principal executive office)	(Zip Code)

415-315-3620
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 8.01	Other Events.

On April 7, 2017, KKR Financial Holdings LLC (the “Company”) issued a press release announcing the call for redemption of all of its outstanding 7.500% Senior Notes due 2042 (the “Notes”). The redemption of the Notes will be accomplished in accordance with the terms of the indenture dated as of November 15, 2011 (as amended and supplemented, the “Indenture”), among the Company, Wilmington Trust, National Association, as trustee, and Citibank, N.A., as paying agent (the “Paying Agent”), governing the Notes. The Notes will be redeemed on April 24, 2017 (the “Redemption Date”) at a redemption price of 100% of the principal amount of the Notes plus unpaid interest accrued thereon to, but excluding, the Redemption Date, in accordance with the terms of the Notes. As of the date hereof, there is $115.0 million aggregate principal amount of the Notes outstanding. The Company intends to use cash on hand to fund the redemption. A notice of redemption will be sent by the Paying Agent to holders of the Notes in accordance with the Indenture. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated April 7, 2017, of KKR Financial Holdings LLC entitled “KKR Financial Holdings LLC Announces Redemption of all Outstanding 7.500% Senior Notes due 2042”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

By:	/s/ NICOLE J. MACARCHUK
Name:	Nicole J. Macarchuk
Title:	General Counsel and Secretary

Date: April 7, 2017